EXHIBIT 10.1
AMENDMENT NO. 3

AMENDMENT NO. 3, dated as of June 12, 2018 (this “Amendment”), among Navistar Financial Corporation, a Delaware corporation (the “US Borrower”), Navistar Financial, S.A. DE C.V., Sociedad Financiera de Objeto Multiple, Entidad Regulada, a Mexican corporation (the “Mexican Borrower”; together with the US Borrower, the “Borrowers”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), which shall amend that certain Credit Agreement, dated as of May 27, 2016, among the Borrowers, the several lenders from time to time party thereto (the “Lenders”), the Administrative Agent and Bank of America, N.A., as Syndication Agent (as amended by Amendment No. 1, dated as of September 18, 2017, and Amendment No. 2, dated as of December 13, 2017, the “Existing Credit Agreement”).
W I T N E S S E T H:
WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Existing Credit Agreement, and the Borrowers have requested that the Existing Credit Agreement be amended as set forth herein; and
WHEREAS, the Borrowers, the Required Lenders and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein.
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1.    Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
SECTION 2.     Amendments.
(a)    Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:
“Amendment No. 3” shall mean that certain Amendment No. 3 to this Agreement, dated as of June 12, 2018, among the Borrowers, the Lenders party thereto and the Administrative Agent.
“Amendment No. 3 Effective Date” shall have the meaning set forth in Amendment No. 3.
“MaxxForce Used Trucks” shall mean tractors powered by a “MaxxForce” 11, 13 or 15 engine.
(b)    The definition of “Additional Dividend/Investment Amount” contained in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting “$150,000,000” therein and replacing it with “$200,000,000”.
(c)    The definition of “Eligible Collateral” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in full as follows:
““Eligible Collateral” shall mean, as at any date of determination (a) the sum of “Finance receivables, net,” “Net investment in operating leases,” “Cash and cash equivalents”, “Restricted cash and cash equivalents” and “Vehicle inventory” or any similar items resulting from the recharacterization of any of the foregoing items from time to time, each as set forth in the US Borrower’s financial statements as of such date plus (b) fixed assets, as calculated consistent with the US Borrower’s past practices as of such date less (c) the sum of “Retail secured borrowing/Revolving retail accounts,” “Lease secured borrowing/Borrowing secured by operating and finance leases,” and “Wholesale secured borrowing/Revolving wholesale note trust” or any similar items from time to time, each as set forth in the US Borrower’s financial statements as of such date; provided that the amount of Used Truck Loans included in Eligible Collateral shall not exceed the lesser of (i) $170,000,000 and (ii) the maximum amount of Used Truck Loans that would not cause the Loan to Value Ratio to exceed (x) in the case of Used Truck Loans relating to MaxxForce Used Trucks, 65% and (y) in the case of all other Used Truck Loans, 85%.”.
(d)    Section 4.16(a) of the Existing Credit Agreement is hereby amended by deleting “$300,000,000” therein and replacing it with “$400,000,000”.
(e)    Section 8.01(a) of the Existing Credit Agreement is hereby amended by deleting “3.75” therein and replacing it with “4.75”.

(f)    Section 8.05(a)(ix) of the Existing Credit Agreement is hereby amended and restated to read in full as follows:

“(ix) Investments by the US Borrower existing on the Effective Date under the Used Truck Loan Agreement; provided that (x)(1) Used Truck Loans shall not exceed $170,000,000 on or after the Original Maturity Date and (2) the Loan to Value Ratio shall not exceed (x) in the case of Used Truck Loans relating to MaxxForce Used Trucks, 65% and (y) in the case of all other Used Truck Loans, 85%;”.
(g)    Section 8.05(a)(xvi) of the Existing Credit Agreement is hereby amended and restated to read in full as follows:
“(xvi) Investments in an aggregate amount not to exceed (together with all Investments made under this clause (xvi) and the Special Dividend) the Additional Dividend/Investment Amount; provided further that (x) up to $150,000,000 of such Investments shall be made on or after the Amendment No. 3 Effective Date and on or prior to the Dividend/Investment Date and (y) up to $50,000,000 of such Investments may be made at any time on or after the Amendment No. 3 Effective Date.”.
(h)    Section 8.06(c) of the Existing Credit Agreement is hereby amended and restated to read in full as follows:
“(c) the Special Dividend; provided that prior to making such Special Dividend, (i) Acceptable Additional Indebtedness shall be incurred and (ii) the 2011 Extended Maturity Date Term Loans shall be repaid in full; provided further that (x) up to $150,000,000 of the Special Dividend shall be made on or after the Amendment No. 3 Effective Date and on or prior to the Dividend/Investment Date and (y) up to $50,000,000 of the Special Dividend may be made at any time on or after the Amendment No. 3 Effective Date,”.
(i)    Section 8.06(e) of the Existing Credit Agreement is hereby amended and restated to read in full as follows:
“(e) commencing with the first full fiscal quarter after the Amendment No. 1 Effective Date, so long as no Default or Event of Default has occurred and is continuing or would result after giving effect thereto, the US Borrower may make Restricted Payments to International, so long as after giving effect to such Restricted Payments and any borrowing used therefor, the Consolidated Leverage Ratio on a pro forma basis as at the end of the most recent fiscal quarter is not greater than 3.75 to 1.00, in an amount not to exceed 50% of cumulative annual net income (minus 100% of cumulative annual net losses) since the first day of such quarter.”.
SECTION 3.    Representations and Warranties. The US Borrower represents and warrants, and the Mexican Borrower represents and warrants with respect to itself and its Subsidiaries, to each of the Lenders and the Administrative Agent that as of the Amendment No. 3 Effective Date:
(a)This Amendment to be consummated by each Borrower is within such Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Amendment has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(b)The representations and warranties of the Borrowers, the Parent and International set forth in the Credit Agreement (except for the representations and warranties set forth in Section 5.04(e) and Section 5.14(a) of the Credit Agreement) and any other Loan Document shall be true and correct in all material respects (without duplication of any materiality standard set forth in such representation or warranty) on and as of the Amendment No. 3 Effective Date (except to the extent that any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (without duplication of any materiality standard set forth in such representation or warranty) on and as of such earlier date).
SECTION 4.    Conditions to Effectiveness of the Amendments. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Amendment No. 3 Effective Date”):
(a)    the Administrative Agent (or its counsel) shall have received a counterpart or written evidence satisfactory to the Administrative Agent (which may include electronic delivery of a signed signature page) that such party has signed a counterpart of this Amendment from each Borrower, the Administrative Agent and the Required Lenders;
(b)    on the Amendment No. 3 Effective Date and immediately after giving effect thereto, no Default or Event of Default shall exist or result therefrom;

(c)    the representations and warranties set forth in Section 3 hereof shall be true and correct in all material respects (without duplication of any materiality standard set forth in such representation or warranty); and
(d)    the Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Amendment No. 3 Effective Date, including, and to the extent invoiced, reimbursement or payment of all reasonable out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder.
SECTION 5.    Effect on the Loan Documents.
(a)    Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each Borrower hereby agrees, with respect to each Loan Document to which it is a party, that (i) all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis after giving effect to this Amendment and all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Amendment, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and the other Loan Documents;
(b)    Upon the Amendment No. 3 Effective Date each reference in the Credit Agreement to “this Agreement,” “herein,” “hereto,” “hereunder,” “hereof,” or in the other Loan Documents to the “Credit Agreement”, or, in each case, words of like import shall mean and be a reference to the Credit Agreement, as amended and modified by this Amendment;
(c)    Except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; and
(d)    The Borrowers and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.
SECTION 6.    Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, the reasonable and documented fees and disbursements of counsel to the Administrative Agent, all in accordance with and subject to Section 4.07 of the Credit Agreement.
SECTION 7.    GOVERNING LAW; WAIVER OF JURY TRIAL; SERVICE OF PROCESS. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN. Each party hereto hereby irrevocably and unconditionally agrees that service of process in any action or proceeding relating to this AMENDMENT may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the US Borrower (in the case of the Mexican Borrower, as the Mexican Borrower’s agent for service of process) or to any other party at its address set forth in Section 12.01 of the credit agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto.
SECTION 8.    Amendments; Execution in Counterparts. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrowers, the Administrative Agent and the requisite Lenders in accordance with Section 12.02 of the Credit Agreement. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 9.    Acknowledgement and Consent. Parent and International hereby acknowledge and consent to this Amendment and, in the case of Parent, agrees with respect to the Parent Guarantee, and in each case of Parent and International, agrees with respect to the Parents’ Side Agreement and Parent Guarantee, that such Loan Document shall remain in full force and effect on a continuous basis after giving effect to this Amendment and the Amendment No. 3 Effective Date.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

NAVISTAR FINANCIAL CORPORATION

By:	/s/ Petrina Rauzi
Name:	Petrina Rauzi
Title:	Vice President and Treasurer

NAVISTAR FINANCIAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD REGULADA

By:	/s/ José de Jesús Lechuga Corvacho
Name:	José de Jesús Lechuga Corvacho
Title:	Attorney In Fact

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Gene Riego de Dios
Name:	Gene Riego de Dios
Title:	Executive Director

BANK OF AMERICA, N.A., as a Required Lender

By:	/s/ Brian Lukehart
Name:	Brian Lukehart
Title:	Director

CITIBANK, N.A., as a Required Lender

By:	/s/ Timothy C. Jones
Name:	Timothy C. Jones
Title:	Vice President

GOLDMAN SACHS LENDING PARTNERS, LLC, as a Required Lender

By:	/s/ Chris Lam
Name:	Chris Lam
Title:	Authorized Signatory

DEUTSCHE BANK AG NEW YORK BRANCH, as a Required Lender

By:	/s/ Alicia Schug
Name:	Alicia Schug
Title:	Vice President

By:	/s/ Maria Guinchard
Name:	Maria Guinchard
Title:	Vice President

Acknowledged by the Parent and International in accordance with Section 9 of this Amendment:
NAVISTAR INTERNATIONAL CORPORATION

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	President, Financial Services and Treasurer

NAVISTAR INC.

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	President, Financial Services and Treasurer